Exhibit 99.1

Dutch Bros Inc. Reports Fourth Quarter 2023 Financial Results

Achieves $254 million in Revenue in Quarter, a 26% Increase Year-over-Year
Releases 2024 Guidance
Announces Project to Establish Organizational Structure of the Future

GRANTS PASS, Ore. - February 21, 2024 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”), one of the fastest-growing brands in the quick service beverage industry in the United States by location count, today reported financial results for the fourth quarter and year ended December 31, 2023.
Christine Barone, Chief Executive Officer and President of Dutch Bros, stated, “We had an exceptional 2023 and entered 2024 with great momentum. We continued to drive steady new shop growth, and Q4 marked our 10th consecutive quarter of 30+ new shop openings. In 2023, we opened 159 shops, of which 146 were company-operated. Our system AUV reached its highest on record since the IPO, and we delivered a 2.8% increase in system same shop sales growth. These results led to a terrific 2023 where we delivered 31% in annual revenue growth. Early last year, we began a series of traffic-driving initiatives outlined on our Q1 call in May. We saw the impact of these efforts culminate with a 5.0% increase in system same shop sales in Q4, driven by a sequential improvement in customer traffic.”
She continued, “We are optimistic for our next phase of growth. In January, we announced three additions to our leadership team: Sumi Ghosh, incoming President of Operations, Josh Guenser, incoming CFO, and Jess Elmquist, Chief People Officer. The entire team is looking forward to adding the wealth of experience they bring to what already makes Dutch Bros great.”
She added, “Our leadership team embarked on a project last year to outline how our corporate team can best support our shops as we scale and grow. We recognize the importance of continuing to attract top-notch talent, and we believe adding a significant presence in the Phoenix market positions us to better compete for this talent. We also believe this expansion will enable easier access to our operations as we grow across the United States.”
She concluded, “It is incredible that a single coffee cart in Grants Pass, Oregon has grown over the last 30+ years to over 830 shops across 16 states employing approximately 24,000 people. We are proud of our origin and heritage, and we expect to maintain a significant presence in Southern Oregon, where our roasting, accounting and other functions will continue to be based. Southern Oregon has been a key part of Dutch Bros’ success, and we will remain connected to the region in a meaningful way. ”

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Fourth Quarter 2023 Highlights
•Opened 37 new shops, 32 of which were company-operated, across 10 states.
•Total revenues grew 25.9% to $254.1 million as compared to $201.8 million in the same period of 2022.
•System same shop sales1 increased 5.0%, inclusive of the impact of our fortressing strategy, which results in sales being transferred from existing shops to new ones, as compared to the same period in 2022. Company-operated same shop sales increased 4.6%, as compared to the same period of 2022.
•Company-operated shop revenues increased 29.5% to $227.4 million, as compared to $175.5 million in the same period of 2022.
•Company-operated shop gross profit was $42.3 million as compared to $38.8 million in the same period of 2022. In the fourth quarter of 2023, company-operated shop gross margin, which includes 150bps of pre-opening costs, was 18.6%, a year-over-year decrease of 350bps.
•Company-operated shop contribution2, a non-GAAP financial measure, grew 20.5% to $60.2 million as compared to $50.0 million in the same period of 2022. In the fourth quarter of 2023, company-operated shop contribution margin, which includes 150bps of pre-opening costs, was 26.5%, a year-over-year decrease of 200 bps.
•Selling, general, and administrative expenses were $56.9 million (22.4% of revenue) as compared to $50.6 million (25.1% of revenue) in the same period of 2022.
•Adjusted selling, general, and administrative expenses2, a non-GAAP financial measure, were $44.2 million (17.4% of revenue) as compared to $38.1 million (18.9% of revenue) in the same period of 2022.
•Net loss was $3.8 million as compared to $2.8 million in the same period of 2022.
•Adjusted EBITDA2, a non-GAAP financial measure, grew 16.2% to $34.6 million as compared to $29.8 million in the same period of 2022.
•Adjusted net income2, a non-GAAP financial measure, was $7.4 million as compared to $4.8 million in the same period of 2022.
•Net loss per share of Class A and Class D common stock - diluted was $0.02 as compared to $0.01 per share in the same period of 2022.
•Adjusted net income per fully exchanged share of diluted common stock2, a non-GAAP financial measure, was $0.04 as compared to $0.03 in the same period of 2022.
Full Year 2023 Highlights:
•Opened 159 new shops, 146 of which were company-operated, across 13 states.
•Total revenues grew 30.7% to $965.8 million as compared to $739.0 million in 2022.
•System same shop sales1 grew 2.8%, inclusive of the impact of our fortressing strategy, which results in sales being transferred from existing shops to new ones, as compared to 2022. Company-operated same shop sales grew 1.5%, as compared to 2022.
•Company-operated shop revenues increased 34.1% to $857.9 million, as compared to $639.7 million in 2022.

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•Company-operated shop gross profit was $180.2 million as compared to $121.3 million in 2022. In 2023, company-operated shop gross margin, which includes 160bps of pre-opening costs, improved to 21.0%, a year-over-year increase of 200 bps.
•Company-operated shop contribution2, a non-GAAP financial measure, grew 53.7% to $242.3 million as compared to $157.6 million in 2022. In 2023, company-operated shop contribution margin, which includes 160bps of pre-opening costs, improved to 28.2%, a year-over-year increase of 360 bps.
•Selling, general, and administrative expenses were $205.1 million (21.2% of revenue) as compared to $183.5 million (24.8% of revenue) in 2022.
•Adjusted selling, general, and administrative expenses2, a non-GAAP financial measure, were $160.7 million (16.6% of revenue) as compared to $136.4 million4 (18.5% of revenue) in 2022.
•Net income (loss) was $10.0 million as compared to $(19.3) million in 2022.
•Adjusted EBITDA2, a non-GAAP financial measure, increased 75.5% to $160.1 million as compared to $91.2 million in 2022.
•Adjusted net income2, a non-GAAP financial measure, was $50.2 million as compared to $25.2 million in 2022.
•Net income (loss) per share of Class A and Class D common stock - diluted was $0.03 as compared to $(0.09) in 2022.
•Adjusted net income per fully exchanged share of common stock2, a non-GAAP financial measure, was $0.30 as compared to $0.16 in 2022.

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Arizona Support Center Expansion
Dutch Bros is engaging in a large-scale organizational design initiative that will shift certain positions to its Phoenix, Arizona office:
•As part of this move, the Company estimates approximately 40% of support center staff will be located in Arizona by January 1, 2025. Many of these positions will focus on driving the strategic direction of the Company and assisting day-to-day operations in the field.
•The Company expects to maintain a significant presence in Southern Oregon, where its roasting, accounting and select other support functions will continue to be based.
•The Company anticipates this initiative will incur approximately $24 million to $31 million in costs, plus approximately $6 million to $10 million in capital expenditures related to the Arizona office expansion.
Outlook
•Total system shop openings in 2024 are expected to be in the range of 150 to 165.
•Total revenues are projected to be between $1.190 billion and $1.205 billion.
•Same shop sales growth is estimated to be in the low single digits.
•Adjusted EBITDA3 is estimated to be between $185 million to $195 million and Adjusted SG&A3 is estimated to be between $183 million and $189 million. The expected costs related to our announced support center expansion in Arizona will be excluded from Adjusted EBITDA and Adjusted SG&A. Stock based compensation, which is also excluded from Adjusted EBITDA and Adjusted SG&A, is estimated to be in the range of $12 million to $17 million.
•Capital Expenditures are estimated to be between $280 million to $320 million, primarily related to new shop construction. This estimate includes approximately $10 million in incremental spend related to our roasting facility, which we expect to open in the middle of 2024, and $6 million to $10 million in capital expenditures related to the Arizona office expansion.
_________________
1    Same shop sales is defined in the section “Select Financial Metrics”.
2    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
3    We have not reconciled guidance for Adjusted EBITDA or Adjusted SG&A to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

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Conference Call and Webcast Today
Christine Barone, Chief Executive Officer and President, and Charles Jemley, Chief Financial Officer, will host a conference call and webcast today at 4:30 p.m. Eastern Time (ET) to discuss financial results for the fourth quarter and year ended December 31, 2023.
Event: Fourth Quarter 2023 Conference Call and Webcast
Date: Wednesday, February 21, 2024
Time: 4:30 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 831 locations across 16 states as of December 31, 2023.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, X, and TikTok, and download the Dutch Bros app to earn points and score rewards!
Dutch Bros, our Windmill logo (), Dutch Bros. Blue Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information and expectations regarding Dutch Bros’ leadership transitions, estimated costs associated with Dutch Bros’ Arizona support center expansion, Dutch Bros’ possible or assumed future results of operations, including guidance for 2024, new shop openings, business strategies, and potential growth opportunities. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “should,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to current expectations regarding Dutch Bros’ leadership performance, the benefits and costs of Dutch Bros’ Arizona support center expansion, general economic conditions, commodity inflation, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, and other risks, including those described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 8, 2023, and in our future reports to be filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

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DUTCH BROS INC.
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts; unaudited)	2023	2022	2023	2022
REVENUES
Company-operated shops	$227,351	$175,510	$857,939	$639,710
Franchising and other	26,772	26,317	107,837	99,302
Total revenues	254,123	201,827	965,776	739,012

COSTS AND EXPENSES
Cost of sales	194,998	147,467	714,480	558,096
Selling, general and administrative	56,946	50,594	205,074	183,528
Total costs and expenses	251,944	198,061	919,554	741,624

INCOME (LOSS) FROM OPERATIONS	2,179	3,766	46,222	(2,612)

OTHER EXPENSE
Interest expense, net	(6,052)	(6,922)	(32,321)	(18,018)
Other income	812	5,638	3,018	3,976
Total other expense	(5,240)	(1,284)	(29,303)	(14,042)

INCOME (LOSS) BEFORE INCOME TAXES	(3,061)	2,482	16,919	(16,654)
Income tax expense	708	5,299	6,967	2,599
NET INCOME (LOSS)	$(3,769)	$(2,817)	$9,952	$(19,253)
Less: Net income (loss) attributable to non-controlling interests	(2,367)	(2,154)	8,234	(14,500)
NET INCOME (LOSS) ATTRIBUTABLE TO DUTCH BROS INC.	$(1,402)	$(663)	$1,718	$(4,753)
Net income (loss) per share of Class A and Class D common stock:
Basic	$(0.02)	$(0.01)	$0.03	$(0.09)
Diluted	$(0.02)	$(0.01)	$0.03	$(0.09)
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	75,356	55,286	62,074	51,871
Diluted	75,356	55,286	62,074	51,871

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DUTCH BROS INC.
Segment Financials

	Three Months Ended December 31,		Year Ended December 31,
(in thousands; unaudited)	2023	2022	2023	2022
Revenues:
Company-operated shops	$227,351	$175,510	$857,939	$639,710
Franchising and other	26,772	26,317	107,837	99,302
Total revenues	254,123	201,827	965,776	739,012
Cost of Sales:
Company-operated shops	185,059	136,760	677,704	518,383
Franchising and other	9,939	10,707	36,776	39,713
Total cost of sales	194,998	147,467	714,480	558,096
Segment gross profit:
Company-operated shops	42,292	38,750	180,235	121,327
Franchising and other	16,833	15,610	71,061	59,589
Total gross profit	59,125	54,360	251,296	180,916
Depreciation and amortization:
Company-operated shops	17,956	11,235	62,088	36,306
Franchising and other	1,369	1,366	5,398	5,706
All other ¹	399	596	1,649	2,716
Total depreciation and amortization	19,724	13,197	69,135	44,728
Segment contribution:
Company-operated shops	60,248	49,985	242,323	157,633
Franchising and other	18,202	16,976	76,459	65,295
Total segment contribution	78,450	66,961	318,782	222,928
Selling, general and administrative	(56,946)	(50,594)	(205,074)	(183,528)
Interest expense, net	(6,052)	(6,922)	(32,321)	(18,018)
Other income	812	5,638	3,018	3,976
Income (loss) before income taxes	$(3,061)	$2,482	$16,919	$(16,654)
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1 Included in selling, general and administrative expenses and not part of segment contribution calculation.

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DUTCH BROS INC.
Company-Operated Shop Results

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenue	227,351	100.0	175,510	100.0	857,939	100.0	639,710	100.0

Beverage, food and packaging costs	60,431	26.6	45,602	26.0	230,133	26.9	171,864	26.9
Labor costs	61,700	27.1	44,860	25.5	230,505	26.9	182,861	28.6
Occupancy and other costs	41,568	18.3	31,225	17.8	140,895	16.4	109,366	17.1
Pre-opening costs	3,404	1.5	3,838	2.2	14,083	1.6	17,986	2.8
Depreciation and amortization	17,956	7.9	11,235	6.4	62,088	7.2	36,306	5.6
Company-operated shop costs and expenses	185,059	81.4	136,760	77.9	677,704	79.0	518,383	81.0
Company-operated shops gross profit	42,292	18.6	38,750	22.1	180,235	21.0	121,327	19.0
Company-operated shops contribution [1]	60,248	26.5	49,985	28.5	242,323	28.2	157,633	24.6
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1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Year Ended December 31,
(in thousands; unaudited)	2023	2022
Net cash provided by operating activities	$139,915	$59,883
Net cash used in investing activities	(227,280)	(192,572)
Net cash provided by financing activities	200,732	134,361
Net increase in cash and cash equivalents	$113,367	$1,672
Cash and cash equivalents at beginning of period	20,178	18,506
Cash and cash equivalents at end of period	$133,545	$20,178

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DUTCH BROS INC.
Consolidated Balance Sheets

(in thousands; unaudited)	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$133,545	$20,178
Accounts receivable, net	9,124	11,966
Inventories, net	46,953	39,229
Prepaid expenses and other current assets	15,637	10,949
Total current assets	205,259	82,322
Property and equipment, net	542,440	365,468
Finance lease right-of-use assets, net	382,734	247,943
Operating lease right-of-use assets, net	199,673	169,302
Intangibles, net	5,415	8,804
Goodwill	21,629	21,629
Deferred income tax assets, net	402,995	288,765
Other long-term assets	3,865	2,127
Total assets	$1,764,010	$1,186,360
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$29,957	$21,270
Accrued compensation and benefits	31,405	19,706
Other accrued liabilities	15,770	9,667
Other current liabilities	6,423	5,939
Deferred revenue	30,349	25,335
Line of credit	—	110,865
Current portion of finance lease liabilities	9,482	7,971
Current portion of operating lease liabilities	10,239	9,317
Current portion of long-term debt	4,491	2,609
Total current liabilities	138,116	212,679
Deferred revenue, net of current portion	6,676	6,119
Finance lease liabilities, net of current portion	367,775	237,130
Operating lease liabilities, net of current portion	191,419	161,228
Long-term debt, net of current portion	93,175	96,297
Tax receivable agreements liability	290,920	220,923
Other long-term liabilities	8	8
Total liabilities	1,088,089	934,384
Equity:
Common stock	2	2
Additional paid in capital	379,391	145,613
Accumulated other comprehensive income	544	813
Accumulated deficit	(15,592)	(17,310)
Total stockholders' equity attributable to Dutch Bros Inc.	364,345	129,118
Non-controlling interests	311,576	122,858
Total equity	675,921	251,976
Total liabilities and equity	$1,764,010	$1,186,360

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except number of shops data; unaudited)	2023	2022	2023	2022
Shop count, beginning of period
Company-operated	510	370	396	271
Franchised	284	271	275	267
	794	641	671	538
Company-operated new openings	32	26	146	120
Franchised new openings	5	4	13	13
Acquisition of franchise shops	—	—	—	5
Re-openings [1]	—	—	1	—
Shop count, end of period
Company-operated	542	396	542	396
Franchised	289	275	289	275
Total shop count	831	671	831	671

Systemwide AUV [2]	N/A	N/A	$1,973	$1,924
Company-operated shops AUV [2]	N/A	N/A	$1,902	$1,895

Systemwide same shop sales [3,4]	5.0%	(0.6)%	2.8%	1.0%
Company-operated same shop sales [3]	4.6%	(2.1)%	1.5%	0.6%

Systemwide sales [4]	$375,149	$298,253	$1,444,433	$1,163,182
Company-operated operating weeks [5]	6,819	4,963	24,395	17,489
Franchising and other operating weeks [5]	3,743	3,536	14,624	13,828
Dutch Rewards member registrations [6]	602	453	2,252	2,004

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop revenues	227,351	100.0	175,510	100.0	857,939	100.0	639,710	100.0
Company-operated gross profit	42,292	18.6	38,750	22.1	180,235	21.0	121,327	19.0
Company-operated shop contribution [7]	60,248	26.5	49,985	28.5	242,323	28.2	157,633	24.6
Selling, general, and administrative expenses	56,946	22.4	50,594	25.1	205,074	21.2	183,528	24.8
Adjusted selling, general, and administrative expenses [7]	44,188	17.4	38,136	18.9	160,749	16.6	136,441	18.5
Net income (loss)	(3,769)	(1.5)	(2,817)	(1.4)	9,952	1.0	(19,253)	(2.6)
Adjusted EBITDA [7]	34,575	13.6	29,750	14.7	160,062	16.6	91,181	12.3

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___________
1    Re-opening of a shop that was temporarily closed in 2021.
2    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the systemwide and company-operated shop net sales by the total number of systemwide and company-operated shops, respectively. Management uses this metric as an indicator of shop growth and future expectations of mature locations.
3    Same shop sales reflects the change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer as of the first day of the reporting period. Management uses this metric as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Systemwide shop base	603	470	503	414
Company-operated shop base	336	216	246	173
4    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shops and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
5    Company-operated and franchise shops operating weeks are calculated based on the number operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the end date of the periods presented. The operating weeks calculations reflect re-acquired franchises through 2022. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
6    Dutch Rewards is our digitally-based rewards program available exclusively through the Dutch Rewards app. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
7    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

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Company-operated shop contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated segment gross profit, before company-operated shop depreciation and amortization. Company-operated shop contribution in dollars (as defined), taken as a percentage of company-operated shop revenue.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across our industry by investors.
EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income (loss) before interest expense (net of interest income), income tax expense, and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, COVID-19: “Thank You” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, executives transitions costs, (gain) loss on the remeasurement of the liability related to the TRAs, estimated expenses related to certain legal disputes, and organization realignment and restructuring costs
Adjusted EBITDA in dollars (as defined), taken as a percentage of total revenue.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe these non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding equity-based compensation expense, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, executives transitions, estimated expense related to certain legal disputes, and organization realignment and restructuring costs.
Adjusted selling, general, and administrative in dollars (as defined), taken as a percentage of total revenue.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measure presented provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Adjusted net income
Definition and/or calculation

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Net income (loss), excluding equity-based compensation expense, COVID-19: “thank you” pay and catastrophic leave expenses, executives transition costs, (gain) loss on the remeasurement of the liability related to the TRAs, estimated expense related to certain legal disputes, organization realignment and restructuring costs, and income tax effects of items excluded from net income (loss).
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of RSAs and RSUs, as well as the assumed exchange of the weighted-average shares of Class B and Class C common stock.
Usefulness to management and investors
This non-GAAP measure is used a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed full exchange of all of our outstanding Class B and Class C common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income (loss) per share of Class A and Class D common stock - diluted, excluding per share impacts of equity-based compensation expense, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, executives transition costs, (gain) loss on the remeasurement of the liability related to the TRAs, estimated expense related to certain legal disputes, organization realignment and restructuring costs, income tax effects of items excluded from net income (loss), and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of our outstanding Class B and Class C common stock and related net income (loss) adjustments, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, restricted stock awards and restricted stock units in Dutch Bros Inc. and/or Profit Interest Units in Dutch Bros OpCo1 to certain eligible employees.

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COVID-19: “thank you” pay and catastrophic leave
Costs related to two separate programs established to support employees during the COVID-19 pandemic. We implemented an hourly wage supplement program for shop employees who continued to work while their state or county was under a stay at home order or similar lockdown requirement. This program lasted in various markets until April 2021. We also established a catastrophic leave policy that provided paid leave to employees who were required to quarantine due to in-shop exposures and could not work their regular hours. The catastrophic leave program was retired in May 2023.
COVID-19: Prepaid costs not utilized
Costs related to the write-off of previously prepaid expenses for the development of a virtual corporate engagement platform built in response to the health restrictions of the COVID-19 pandemic. The platform was developed as a substitute for in person engagement practices used pre-pandemic. The platform has been determined ineffective, particularly as we shift back to in-person events with the easing of restrictions related to the COVID-19 pandemic.
Milestone events
Costs incurred for company-wide events to celebrate 30 years of serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE to our customers.
Executives transition
Employee severance and related benefit costs, as well as sign-on bonus(es) for several executive level transitions occurring in 2022 and 2023.
TRAs remeasurements
(Gain) loss impacts on consolidated statements of operations related to adjustments of our TRAs liabilities.
Legal proceedings
Estimated loss accrual related to certain legal disputes.
Organization realignment and restructuring
Fees and costs, including consulting fees and costs, related to a comprehensive initiative to develop and implement a long-term strategy involving changes to our organizational structure to support our growth, and the resulting realignment activities that have occurred in 2023 and are expected to continue for at least the next two years. Given this strategic initiative's magnitude and scope, the Company does not expect such costs will recur in the foreseeable future. The Company does not consider such costs reflective of the ongoing costs necessary to operate its business.
Dilutive effects of RSAs and RSUs
Addition of incremental shares of RSAs and RSUs calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP basis.
Assumed exchange of weighted-average Class B and Class C shares of common stock
Weighted-average shares of Class B and Class C common stock that are assumed to be exchanged for Class A common stock.
Removal of allocation for controlling and non-controlling interests
Removal of the net income (loss) allocation to controlling and non-controlling interests to align the numerator of the net income (loss) per share to the denominator, which assumes the full exchange of shares of Class B and Class C common stock.
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1    Dutch Bros OpCo refers to Dutch Mafia, LLC, a Delaware limited liability company, and a direct subsidiary of Dutch Bros Inc.

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Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Financial Measures" in this release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop gross profit	42,292	18.6	38,750	22.1	180,235	21.0	121,327	19.0
Depreciation and amortization	17,956	7.9	11,235	6.4	62,088	7.2	36,306	5.6
Company-operated shop contribution	60,248	26.5	49,985	28.5	242,323	28.2	157,633	24.6

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Net income (loss)	(3,769)	(1.5)	(2,817)	(1.4)	9,952	1.0	(19,253)	(2.6)
Depreciation and amortization	19,724	7.7	13,197	6.6	69,135	7.2	44,728	6.0
Interest expense, net	6,052	2.4	6,922	3.4	32,321	3.3	18,018	2.4
Income tax expense	708	0.3	5,299	2.6	6,967	0.8	2,599	0.4
EBITDA	22,715	8.9	22,601	11.2	118,375	12.3	46,092	6.2
Equity-based compensation	10,205	4.0	10,662	5.3	39,222	4.1	41,657	5.6
COVID-19: “thank you pay” and catastrophic leave	—	—	67	—	—	—	1,468	0.2
COVID-19: prepaid costs not utilized	—	—	1,105	0.6	—	—	2,305	0.3
Milestone events	—	—	—	—	—	—	2,434	0.3
Executives transition costs	400	0.2	691	0.3	1,000	0.1	691	0.1
TRAs remeasurements	(898)	(0.3)	(5,376)	(2.7)	(2,638)	(0.3)	(3,466)	(0.4)
Legal proceedings	—	—	—	—	1,950	0.2	—	—
Organization realignment and restructuring:
Consulting	2,153	0.8	—	—	2,153	0.2	—	—
Adjusted EBITDA	34,575	13.6	29,750	14.7	160,062	16.6	91,181	12.3

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	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Selling, general, and administrative [1]	56,946	22.4	50,594	25.1	205,074	21.2	183,528	24.8
Equity-based compensation	(10,205)	(4.0)	(10,662)	(5.3)	(39,222)	(4.1)	(41,657)	(5.6)
COVID-19: prepaid costs not utilized	—	—	(1,105)	(0.6)	—	—	(2,305)	(0.3)
Milestone events	—	—	—	—	—	—	(2,434)	(0.3)
Executives transition costs	(400)	(0.2)	(691)	(0.3)	(1,000)	(0.1)	(691)	(0.1)
Legal proceedings	—	—	—	—	(1,950)	(0.2)	—	—
Organization realignment and restructuring:
Consulting	(2,153)	(0.8)	—	—	(2,153)	(0.2)	—	—
Adjusted selling, general, and administrative	44,188	17.4	38,136	18.9	160,749	16.6	136,441	18.5
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1    Selling, general, and administrative expenses include depreciation and amortization.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands; unaudited)	2023	2022	2023	2022
Net income (loss)	$(3,769)	$(2,817)	$9,952	$(19,253)
Equity-based compensation	10,205	10,662	39,222	41,657
COVID-19: “thank you pay” and catastrophic leave	—	67	—	1,468
COVID-19: prepaid costs not utilized	—	1,105	—	2,305
Milestone events	—	—	—	2,434
Executives transition costs	400	691	1,000	691
TRAs remeasurements	(898)	(5,376)	(2,638)	(3,466)
Legal proceedings	—	—	1,950	—
Organization realignment and restructuring:
Consulting	2,153	—	2,153	—
Income tax effects	(675)	442	(1,456)	(609)
Adjusted net income	$7,416	$4,774	$50,183	$25,227

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	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts; unaudited)	2023	2022	2023	2022
Weighted-average shares of Class A and Class D common stock outstanding - diluted	75,356	55,286	62,074	51,871
Dilutive effects of RSUs and RSAs	1,154	1,481	826	1,523
Assumed exchange of weighted-average Class B and Class C shares of common stock	100,454	105,756	104,419	109,132
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	176,964	162,523	167,319	162,526

Net income (loss) per share of Class A and Class D common stock - diluted	$(0.02)	$(0.01)	$0.03	$(0.09)
Controlling and non-controlling interest adjustments	—	(0.01)	0.03	(0.02)
Equity-based compensation	0.06	0.07	0.24	0.26
COVID-19: “thank you pay” and catastrophic leave	—	—	—	0.01
COVID-19: prepaid costs not utilized	—	0.01	—	0.01
Milestone events	—	—	—	0.01
Executives transition costs	—	—	0.01	—
TRAs remeasurements	(0.01)	(0.03)	(0.02)	(0.02)
Legal proceedings	—	—	0.01	—
Organization realignment and restructuring:
Consulting	0.01	—	0.01	—
Income tax effects	—	—	(0.01)	—
Adjusted net income per fully exchanged share of diluted common stock	$0.04	$0.03	$0.30	$0.16

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For Investor Relations inquiries:
Raphael Gross
ICR
(203) 682-8253
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

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